Exhibit 10.19

CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

     This Convertible Debenture Purchase Agreement ("Agreement") is entered into as of this ____ day of ________, 2013, by and between Nocopi Technologies, Inc., a Maryland corporation (the "Company"), and ___________________ ("Lender").

     1.   Purchase and Sale of Debentures.

          1.1  Authorization. Pursuant to this Agreement, Company has authorized the issuance of (i) a Convertible Debenture more specifically described in Exhibit A (the "Debenture"), and (ii) a warrant more specifically described in Exhibit B (the "Warrant").

          1.2  Issuance and Sale of Securities. Subject to the terms and conditions hereof, Company agrees to issue and sell to Lender, and Lender agrees to accept delivery from Company, of a Debenture and a Warrant.

          1.3  Repayment Terms/Conversion.  Outstanding principal and accrued interest on the Debenture shall be fully due and payable in compliance with the terms set forth in the Debenture.  At Lender's option, on the Maturity Date (as defined in the Debenture), Lender may choose to have all or part of the outstanding principal and accrued interest owing to Lender repaid in shares of Common Stock of Company at a conversion rate equal to five cents ($0.05) per share, as adjusted pursuant to Section 2 (the “Conversion Price”).  In the event Lender chooses to convert all or part of the outstanding principal and accrued interest into Common Stock of Company, Lender shall give written notice to Company of such conversion no less than fifteen (15) business days prior to such conversion, and shall surrender the original Debenture to Company, after which Lender will have no further rights under the Debenture as to the converted principal and interest, except the right to receive certificates representing the Common Stock.

     2.   Adjustment of Exercise Price and Number of Shares.  The Conversion Price and the number of shares of Common Stock subject to the Debenture shall be subject to adjustment from time to time as follows:

          2.1  Subdivision or Combination of Stock.  If at any time after the date of the Debenture Company shall subdivide its outstanding shares of Common Stock, the Conversion Price in effect immediately prior to such issuance or subdivision shall be proportionately reduced.  If the outstanding shares of Common Stock of Company shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          2.2  Minimal Adjustments. No adjustment in the Conversion Price and/or the number of shares of Common Stock subject to the Debenture need be made if such adjustment would result in a change in the Conversion Price of less than one cent ($0.01) or a change in the number of subject shares of less than one-tenth (1/10th) of a share.

          2.3  Certificate as to Adjustments.  Upon any adjustment of the Conversion Price hereunder, the Company will compute such adjustment and prepare and furnish to Lender a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.

     3.   Representations and Warranties of Company.  Company represents and warrants the following as of the date hereof:

          3.1  Organization and Standing.  Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

          3.2  Authorization.  All corporate action on the part of Company, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the Debenture, and the Warrant has been or shall be taken, and this Agreement, the Debenture, and the Warrant, when executed and delivered, shall constitute the valid and legally binding obligations of Company, enforceable in accordance with their terms.

          3.3  Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any third party or any federal, state or local governmental authority on the part of Company is required in connection with the consummation of the transactions contemplated herein.

          3.4  No Conflicts.  Neither the execution and delivery of this Agreement, the Debenture, or the Warrant, by Company nor the consummation by Company of the transactions contemplated herein will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Company, or (ii) violate in any material respect any statute, rule, regulation, order, writ, injunction, decree or arbitration award applicable to Company or its assets.

          3.5  Authorized Shares.  Until the later of the date on which (a) the Warrant has been exercised or has expired, or (b) the Maturity Date (as defined in the Debenture), Company shall maintain sufficient numbers of shares of authorized Common Stock to permit the full exercise of the Warrant and conversion of the Debenture.

     4.   Representations and Warranties of Lender. Lender represents and warrants to Company as follows:

          4.1  Authorization.  This Agreement, when executed and delivered by it, will constitute a valid and legally binding obligation of it, enforceable in accordance with its terms.

          4.2  Investment.  Lender is acquiring the Debenture to be sold by Company, the Warrant to be issued by Company, and any equity in Company which may be received therefrom for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof in violation of the Securities Act of 1933, as amended (the "Securities Act").  Lender understands that the Debenture to be sold by Company, the Warrant to be issued by Company, and any equity of Company to be purchased or received have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Lender's representations as expressed herein.  Lender has substantial experience in evaluating and investing in private placement transactions of securities in “penny stock” companies similar to Company so that it is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its own interests.  Company will use reasonable commercial efforts to register any shares of Common Stock issued pursuant to the Debenture and/or the Warrant within six (6) months of issuance; however, Lender understands and agrees that Lender must bear the economic risk of this investment indefinitely unless such shares to be issued pursuant to the Warrant and Lender’s conversion rights under the Debenture are registered pursuant to the Securities Act of 1933, as amended, or an exemption from registration is available.

     5.   Default.

          5.1  Events of Default.  With respect to the Debenture, the Warrants, and this Agreement, the following events are "Events of Default":

               (a)  Default shall be made by Company in the payment of principal of or any interest on the Debenture after fifteen (15) business days' written notice from Lender following the date when the same is due and payable; or

               (b)  Default shall be made in the due performance or observance of any other material covenant, agreement or provision herein, or in the Debenture, or any Warrant, to be performed or observed by Company, and such default shall have continued for a period of thirty (30) business days after written notice thereof to Company from Lender; or

               (c)  Company shall be involved in financial difficulties as evidenced:

                    (i) by Company filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the United States Bankruptcy Code (as now or in the future amended, the "Bankruptcy Code");

                    (ii) by Company making a general assignment for the

benefit of its creditors;

                    (iii) by Company consenting to the appointment of a receiver or trustee for all or a substantial part of the property of Company or approving as filed in good faith a petition filed against Company under the Bankruptcy Code; or

                    (iv) by the commencement of a proceeding or case, without the application or consent of Company, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Company or of all or any substantial part of its assets, or (iii) similar relief in respect of Company under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case set forth in (i), (ii), or (iii) above continues undismissed or uncontroverted, or an order, judgement or decree approving or ordering any of the foregoing being entered and continuing unstayed and in effect, for a period of sixty (60) business days.

          5.2  Acceleration.  If any one or more Events of Default described in Section 5.1 shall occur and be continuing, then Lender may, at Lender's option and by written notice to Company, declare the unpaid balance of the Debenture owing to Lender to be forthwith due and payable.

     6.  Miscellaneous.

          6.1  Notices. All notices, requests, demands and other communications under this Agreement, the Debenture, and the Warrant shall be in writing and shall be deemed to have been duly "given" on the date of delivery, if delivery is made personally or by confirmed facsimile transmission to the party to whom notice is to be given, or upon receipt if mailed by first class mail, either registered or certified, postage prepaid and properly addressed as follows:

          If to the Company:       9-C Portland Road

                                   West Conshohocken, PA 19428

                                   Attn:  President & Chief Executive Officer

          If to Lender:            ___________________________

    __________________________

    ___________________________

Either party may change its address for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

          6.2  Costs and Expenses.  Each party shall pay and bear its own costs and expenses, including without limitation all reasonable attorneys' fees and legal expenses, incurred in connection with the documentation of this Agreement, the Debenture, the Warrant, and any other documents contemplated hereunder.

          6.3  Binding Effect; Governing Law.  This Agreement, the Debenture, and the Warrant shall be binding upon and inure to the benefit of Company and Lender and their respective successors, except that no party shall have the right to assign its rights or obligations hereunder, in the Debenture, or the Warrants.  This Agreement, the Debenture, and the Warrant shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Pennsylvania (without reference to any principles of conflicts of laws).

          6.4  Jurisdiction.  Company and Lender each irrevocably submit to the non-exclusive jurisdiction of any court sitting in the County of Montgomery, Pennsylvania over any action, suit or proceeding arising out of or relating to this Agreement, the Debenture, or the Warrant.  Company and Lender agree that final judgment in any such action, suit or proceeding brought in such a court shall be conclusive and binding upon Company and Lender and may be enforced in any court of the jurisdiction to which Company or Lender is subject by a suit upon such judgment; provided, however, that service of process is affected upon Company or Lender in the manner permitted by law.

          6.5  Counterparts.  This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     In Witness Whereof, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Company                             Nocopi Technologies, Inc.

                                    By:

                                       ---------------------

                                       Michael A. Feinstein, MD

                                       President

                                       and Chief Executive Officer

Lender

                                    By:

----------------------

                                    Name:

                                         --------------------

                                    Title:

                                          -------------------

EXHIBIT A

CONVERTIBLE DEBENTURE

         THIS DEBENTURE IS SUBJECT TO A CONVERTIBLE DEBENTURE PURCHASE AGREEMENT DATED _____________, 2013.

IMPORTANT NOTICE: THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS ("BLUE SKY LAWS"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT AND AS REQUIRED BY BLUE SKY LAWS IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE BORROWER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND BLUE SKY LAWS.

$[___________]

__________________, 2013

          For Value Received, Nocopi Technologies, Inc., a Maryland corporation ("Borrower"), under the terms of this Convertible Debenture ("Debenture") promises to pay to the order of ___________ ("Lender"), by check, in lawful money of the United States of America and in immediately available funds, the principal amount borrowed not to exceed $_______ (the "Loan") and such interest as will have accrued and been outstanding.

          Capitalized terms used herein but not otherwise defined shall have the meanings given to them in a certain Convertible Debenture Purchase Agreement ("Purchase Agreement") dated of even date by and between Borrower and Lender.

     1.   Repayment. The Loan including accrued interest shall be due and payable on the date which is twenty four (24) months from the date hereof (the “Maturity Date”), subject to the right of Lender to accelerate after the occurrence and continuance of an Event of Default as defined in Section 5.1 of the Purchase Agreement. At Lender's option, on the Maturity Date, Lender may choose to have all or part of the outstanding principal and accrued interest repaid in shares of Common Stock of the Borrower at a conversion rate equal to five cents ($0.05) per share, subject to adjustment as set forth in Section 2 of the Purchase Agreement. In the event Lender chooses to convert outstanding principal and accrued interest into Common Stock of the Borrower, Lender shall give written notice to the Borrower of such anticipated conversion no less than fifteen (15) business days prior to the date of conversion, and shall surrender the original of this Debenture to Borrower.

     2.   Interest. Simple interest shall accrue on the outstanding principal amount of the Loan from the date funds are advanced until payment is received by Lender, which interest shall be equal to 7.0% per annum.

     3.   Governing Law. This Debenture shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     4.   Successors. The provisions of this Debenture shall inure to the benefit of and be binding on any successor of Lender. This Debenture cannot be assigned by any party hereto.

                                        Nocopi Technologies, Inc.

                                        a Maryland corporation

                                        By:__________________________________

                                        Name:________________________________

                                        Title:_______________________________

EXHIBIT B

WARRANT TO PURCHASE

SHARES OF COMMON STOCK OF

NOCOPI TECHNOLOGIES, INC.

_______ Shares of Common Stock

     1.   Issuance. This Warrant is issued to ____________, by Nocopi Technologies, Inc., a Maryland corporation (the "Company").

     2.   Purchase Price; Number of Shares. The registered holder of this

Warrant (the "Holder"), commencing on a date twenty four (24) months from the date hereof (the “Exercise Commencement Date”), is entitled upon surrender of this Warrant with the subscription form annexed hereto as Appendix 1 duly executed, at the principal office of the Company, to purchase from the Company up to _______ fully paid and nonassessable shares (the "Shares") of Common Stock of the Company (the "Common Stock") at a price per share (the "Purchase Price") of two cents ($0.02).

     3.   Payment of Purchase Price.  The Purchase Price shall be paid in cash or by certified check or wire transfer at the time the Warrant is surrendered.

     4.   Fractional Shares.  No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the holder entitled to such fraction a sum in cash equal to such fraction multiplied by the then effective Purchase Price.

     5.   Exercise; Expiration Date.  This Warrant may be exercised in whole or in part at any time commencing on the Exercise Commencement Date and ending at 5:00 p.m. New York Time on the seventh (7th) anniversary of the date of this Warrant (the "Expiration Date") and shall be void thereafter.

     6.   Reserved Shares; Valid Issuance.  Company covenants that it will from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock of the Company, free from all preemptive or similar rights therein, as will be sufficient to permit the exercise of this Warrant in full. Company further covenants that such shares as may be issued pursuant to such exercise will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

     7.   Stock Splits and Dividends.  If after the date hereof Company shall subdivide the Common Stock, by stock split or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

     8.   Mergers and Reclassifications.  If after the date hereof Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such Reorganization.  For the purposes of this Section 8, the term "Reorganization" shall include any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 7 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

     9.  Issue Tax.  The issuance of certificates for the Shares upon the exercise of the Warrant shall be made without charge to the Holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Holder of the Warrant being exercised.

     10.  Representations, Warranties and Covenants.  This Warrant is issued and delivered by Company and accepted by Holder on the basis of the following representations, warranties and covenants made by Company:

          (a)  Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized, issued, executed and delivered by Company and is the valid and binding obligation of Company, enforceable in accordance with its terms.

          (b)  The shares of Common Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

          (c)  The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Common Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene Company's certificate of incorporation or by-laws, or any law, statute, regulation, rule, judgment or order applicable to Company, or (ii) require the consent or approval of or the filing of any notice (other than, if any, post-issuance state securities laws filings) or registration with any person or entity.

     11.  No Voting or Dividend Rights.  Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a shareholder of Company or any other matters or any rights whatsoever as a shareholder of Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

     12.  Amendment.  The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder and the Company.

     13.  Notices, Etc.

          (a)  Any notice or written communication required or permitted to be given to the Holder may be given by United States mail, by overnight courier or by facsimile transmission at the address most recently provided by the Holder to the Company or by hand, and shall be deemed received upon the earlier to occur of (i) receipt, (ii) if sent by overnight courier, then on the day after which the same has been delivered to such courier for overnight delivery, or (iii) if sent by United States mail, seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail.

          (b)  In case this Warrant shall be mutilated, lost, stolen or destroyed, Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to Company of the loss, theft or destruction of such Warrant.

     14.  Descriptive Headings and Governing Law.  The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

     15.  Successors and Assigns.  This Warrant shall be binding upon Company's successors and assigns and shall inure to the benefit of the Holder's successors and legal representatives.

Dated____________, 2013             Nocopi Technologies, Inc.

                                    ________________________________

                                    Name:___________________________

                                    Title:__________________________

Appendix 1

SUBSCRIPTION FORM

Date:  ____________, 20__

Nocopi Technologies, Inc.

9-C Portland Road

West Conshohocken, PA 19428

Attn: President

Dear Sir or Madam:

The undersigned hereby elects to exercise the Warrant issued to it by Nocopi Technologies, Inc. (the "Company") and dated ____________, 2013 (the "Warrant") in full and to purchase _______________________ shares of the Common Stock of Company (the "Shares") purchasable thereunder at a purchase price of Two Cents ($0.02) per Share or an aggregate purchase price of ________________ Dollars ($__________) (the "Purchase Price"). Pursuant to the terms of the Warrant the undersigned is delivering the Purchase Price herewith in full in cash or by certified check or wire transfer.

     The undersigned also makes the representations and warranties set forth on Appendix 2 attached to the Warrant, knowing and intending that Company shall rely upon them.

     The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

                                        Very truly yours,

    Name (please print)

    _________________________

Appendix 2

TO WARRANT SUBSCRIPTION FORM

THIS AGREEMENT MUST BE COMPLETED, SIGNED AND RETURNED TO NOCOPI TECHNOLOGIES, INC. ALONG WITH THE SUBSCRIPTION FORM BEFORE THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANT DATED ______________, 2013 WILL BE ISSUED.

_____________________, 20__

Nocopi Technologies, Inc.

9-C Portland Road

West Conshohocken, PA 19428

Attention: President

     The undersigned, ___________________ ("Purchaser"), intends to acquire ______________ shares of the Common Stock (the "Shares") of Nocopi Technologies, Inc. (the "Company") from Company pursuant to the exercise of a certain Warrant to purchase Shares held by Purchaser. The Shares will be issued to Purchaser in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") and applicable state securities laws. In connection with such purchase and in order to comply with the exemptions from registration relied upon by the Company, Purchaser represents, warrants and agrees as follows:

     1.   Purchaser is acquiring the Shares for its own account, to hold for investment, and Purchaser shall not make any sale, transfer or other disposition of the Shares in violation of the 1933 Act or the General Rules and Regulations promulgated thereunder by the Securities and Exchange Commission (the "SEC") or in violation of any applicable state securities law;

     2.  Purchaser has been advised that the Shares have not been registered under the 1933 Act or state securities laws on the ground that this transaction is exempt from registration, and that reliance by the Company on such exemptions is predicated in part on Purchaser's representations set forth in this letter;

     3. Purchaser has been informed that under the 1933 Act, the Shares must be held indefinitely unless it is subsequently registered under the 1933 Act or unless an exemption from such registration (such as Rule 144) is available with respect to any proposed transfer or disposition by Purchaser of the Shares;

     4.  The Company may refuse to permit Purchaser to sell, transfer or dispose of the Shares (except as permitted under Rule 144) unless there is in effect a registration statement under the 1933 Act and any applicable state securities laws covering such transfer, or unless Purchaser furnishes an opinion of counsel reasonably satisfactory to counsel for the Company, to the effect that such registration is not required;

     5. Purchaser has invested in the securities of “penny stock” companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Purchaser represents and warrants that it is an "accredited investor" within the meaning of Rule 501 of Regulation D of the 1933 Act.

6. Purchaser has received or has had full access to all information Purchaser considers necessary or appropriate to make an informed investment decision with respect to the Shares, and/or has a preexisting personal or business relationship with the Company or certain of its officers and directors of a nature and duration that enables Purchaser to be aware of the character, business acumen and financial circumstances of the Company and such persons.

     Purchaser also understands and agrees that, in addition to any legend required pursuant to applicable state securities laws, there will be placed on the certificate(s) for the Shares, or any substitutions therefor, legends stating in substance:

     "These securities have not been registered under the Securities

     Act of 1933, as amended (the "Act"), or any applicable state securities laws, and may not be sold, offered for sale or

     transferred unless such sale or transfer is in accordance with the registration requirements of such Act and applicable laws or an exemption from the registration requirements of such Act and applicable laws is available with respect thereto."

     Purchaser has carefully read this letter and has discussed its requirements and other applicable limitations upon Purchaser's resale of the Shares with Purchaser's counsel.

                                        Very truly yours,

  Name (please print):

  ______________________